Exhibit 10.4

NO. S-258388

VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT,
R.S.C. 1985, C. C-36

AND

IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, C. 57

AND

IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF
TILT HOLDINGS INC.

PETITIONER

NOTICE OF MEETING

NOTICE IS GIVEN that TILT Holdings Inc. (the “Petitioner”) has filed with the Supreme Court of British Columbia (the “Court”) a plan of compromise, arrangement, and reorganization dated November 17, 2025 (as may be amended from time to time, the “Plan”) pursuant to the Companies’ Creditors Arrangement Act, as amended (the “CCAA”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

The Plan contemplates the compromise, discharge, and release of certain rights and claims of the Petitioner’s Junior Secured Noteholders. There is one class of affected creditors under the Plan, being the Junior Secured Noteholders.

NOTICE IS ALSO GIVEN that a meeting (the “Meeting”) will be held virtually using a virtual meeting platform on December 1, 2025, beginning at 2:00 p.m. (Vancouver time), where each Junior Secured Noteholder will vote (whether in person or through a Proxy) on a resolution to approve the Plan (the “Resolution”). The Meeting is being held pursuant to an Order of the Court made on November 17, 2025 (the “Meeting Order”).

The quorum for the Meeting is the presence, in person or by proxy, of at least one (1) Junior Secured Noteholder with a Claim.

In accordance with the Meeting Order, each Junior Secured Noteholder may vote at the Meeting, whether in person or by Proxy. If a Junior Secured Noteholder wishes to vote by way of proxy, it must submit a completed Proxy to the Monitor by no later than the Meeting Time.

The Monitor’s Report to the Court reporting on the results of the vote on the Plan at the Meeting will be posted on the Monitor’s Website (www.pwc.com/ca/tilt) on or before December 5, 2025.

NOTICE IS ALSO GIVEN that, should the Plan be approved at the Meeting by the Required Majority, the Petitioner will seek a Sanction Order on December 5, 2025 at 2:00 p.m., or as soon thereafter as the matter can be heard, seeking, among other things, to have the Court sanction the Plan and approve the transaction contemplated thereby.

The Monitor’s address for the purpose of obtaining any additional information or materials related to the Meeting is:

PricewaterhouseCoopers Inc.

Court-appointed Monitor of TILT Holdings Inc.

Suite 1400 — 250 Howe Street

Vancouver, British Columbia V6C 3S7

Attention: Morag Cooper and Spencer Oppal

E-mail: morag.c.cooper@pwc.com; spencer.oppal@pwc.com

IT IS IMPORTANT THAT JUNIOR SECURED NOTEHOLDERS NOTE THE FOLLOWING: Only those Junior Secured Noteholders that are on the Service List will be provided with further notice of the Sanction Order Application, the materials filed in support of the Sanction Order Application (including the Monitor’s Report to Court reporting on the results of vote of the Meeting), and any adjournment of the Sanction Order Application. These materials, and any notice of adjournment of the Meeting and the Sanction Order Application will also be posted on the Monitor’s Website at: www.pwc.com/ca/tilt, which is updated regularly. All Junior Secured Noteholders seeking updated information on the Plan, the Meeting, the Sanction Order Application, and these proceedings are directed to the Monitor’s Website.

This notice is given by the Petitioner pursuant to the Meeting Order and is dated this 19th day of November, 2025.